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                                                                    EXHIBIT 3.63

                                                                         [STAMP]

                          CERTIFICATE OF INCORPORATION

                                       OF

                            OVERSEAS FINANCE COMPANY


     1.   The name of the corporation is Overseas Finance Company.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3.   The nature of the business or purpose to be conducted or promoted is:

     To open and manage bank accounts, hold funds and handle various banking transactions, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is seven hundred fifty (750); all of such shares shall be without par value.

     At all election of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     5.   The name and mailing address of each incorporator is as follows:

     NAME                                    MAILING ADDRESS
     ----                                    ---------------
Terrie J. Restivo                            One SeaGate
                                             Toledo, Ohio 43666

Lorraine S. Szymczak                         One SeaGate
                                             Toledo, Ohio 43666

Phyllis A. Szymczak                          One SeaGate
                                             Toledo, Ohio 43666

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     6.   The corporation is to have perpetual existence.

     7. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

          Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     8. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     9. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a

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knowing violation of law, (iii) under Section 174 of the Delaware General
Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     10.  This certificate of incorporation shall be effective on

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hand this 21 day of December 1989.


                                                     /s/ Terrie Restivo
                                                     ---------------------------
                                                     Terrie J. Restivo

                                                     /s/ Lorraine Szymczak
                                                     ---------------------------
                                                     Lorraine S. Szymczak

                                                     /s/ Phyllis A. Szymczak
                                                     ---------------------------
                                                     Phyllis A. Szymczak